EXHIBIT 99.1
HCA Previews 2009 First Quarter Results
NASHVILLE, Tenn., April 14 /PRNewswire/ — HCA today announced preliminary financial and operating results for the first quarter ended March 31, 2009. The financial results are subject to finalization associated with the Company’s quarterly financial and accounting procedures.
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HCA anticipates revenues for the first quarter to be approximately $7.400 billion to $7.450 billion, compared to $7.127 billion in the first quarter of 2008. Income before income taxes (and non-controlling or minority interests) for the first quarter of 2009 is anticipated to be approximately $600 million to $650 million, compared to $344 million in the first quarter of 2008. Adjusted EBITDA for the first quarter of 2009 is expected to be approximately $1.425 billion to $1.475 billion compared to $1.180 billion in the first quarter of 2008. A table describing adjusted EBITDA and reconciling pretax income to adjusted EBITDA is included in this release.
Operational expenses for the first quarter of 2009 are expected to approximate the following: salaries and benefits cost of 39.3 percent of revenues compared to 39.8 percent in 2008, supplies expense of 16.3 percent compared to 16.5 percent in 2008, other operating expenses of 14.8 percent of revenues compared to 15.5 percent in 2008, and provision for doubtful accounts of 10.9 percent compared to 12.5 percent in 2008. Interest expense in the first quarter of 2009 is expected to be approximately $471 million compared to $530 million in the first quarter of 2008.
Same facility admissions are expected to reflect a decrease of 0.9 percent and same facility equivalent admissions are expected to increase by 1.9 percent in the first quarter of 2009 compared to the first quarter of 2008. Same facility uninsured admissions growth for the first quarter of 2009 is expected to be flat when compared to the first quarter of 2008.
The Company has implemented an approach for assigning emergency department (ED) evaluation and management codes based on the American College of Emergency Physicians (ACEP) model. The Company estimates adjusted EBITDA increased by approximately $75 million to $100 million in the first quarter of 2009 as a result of the ED evaluation and management change. While management believes there will be a continued future benefit from this change, the impact in future quarters may vary.
HCA plans on announcing its complete first quarter results on April 27, 2009.
Cautionary Statement About Preliminary Results and Other Forward-Looking Information
This press release contains forward-looking statements based on current management expectations. Those forward-looking statements include all statements other than those made solely with respect to historical fact, including statements with respect to our earnings and our estimated results of operations for the first quarter ended March 31, 2009, which are subject to finalization and contingencies associated with our quarterly financial and accounting procedures. Numerous risks, uncertainties and other factors may cause actual results to differ materially from those expressed in any forward-looking statements. These factors include, but are not limited to, (1) the ability to recognize the benefits of the Recapitalization; (2) the impact of the substantial indebtedness incurred to finance the Recapitalization and the ability to refinance such indebtedness on acceptable terms, (3) increases, particularly in the current economic downturn, in the amount and risk of collectability of uninsured accounts and deductibles and copayment amounts for insured accounts, (4) the ability to achieve operating and financial targets, and attain expected levels of patient volumes and control the costs of providing services, (5) possible changes in the Medicare, Medicaid and other state programs, including Medicaid supplemental payments pursuant to upper payment limit (“UPL”) programs, that may impact reimbursements to health care providers and insurers, (6) the highly competitive nature of the health care business, (7) changes in revenue mix, including potential declines in the population covered under managed care agreements due to the current economic downturn and the ability to enter into and renew managed care provider agreements on acceptable terms, (8) the efforts of insurers, health care providers and others to contain health care costs, (9) the outcome of our continuing efforts to monitor, maintain and comply with appropriate laws, regulations, policies and procedures, (10) changes in federal state or local laws or regulations affecting the health care industry, (11) increases in wages and the ability to attract and retain qualified management and personnel, including affiliated physicians, nurses and medical and technical support personnel, (12) the possible enactment of federal or state health care reform, (13) the availability and terms of capital to fund the expansion of our business and improvements to our existing facilities, (14) changes in accounting practices, (15) changes in general economic conditions nationally and regionally in our markets, (16) future divestitures which may result in charges, (17) changes in business strategy or development plans, (18) delays in receiving payments for services provided, (19) the outcome of pending and any future tax audits, appeals and litigation associated with our tax positions, (20) potential liabilities and other claims that may be asserted against us, and (21) other risk factors described in our annual report on Form 10-K for the year ended December 31, 2008 and other filings with the Securities and Exchange Commission. Many of the factors that will determine our future results are beyond our ability to control or predict. In light of the significant uncertainties inherent in the forward-looking statements contained herein, readers should not place undue reliance on forward-looking statements, which reflect management’s views only as of the date hereof. We undertake no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.
HCA Inc.
Supplemental Operating Results Summary
(Dollars in millions)

	Range
	First Quarter 2009
	Low	High
Income before income taxes	$600	$650

Approximate depreciation and amortization	353	353

Approximate interest expense	471	471

Approximate other	1	1

Adjusted EBITDA (a)	$1,425	$1,475

(a)	Adjusted EBITDA is a non-GAAP financial measure. We believe that adjusted EBITDA is an important measure that supplements discussions and analysis of our results of operations. We believe that it is useful to investors to provide disclosures of our results of operations on the same basis as that used by management. Management relies upon adjusted EBITDA as a primary measure to review and assess operating performance of its hospital facilities and their management teams.
Management and investors review both the overall performance (GAAP net income) and operating performance (adjusted EBITDA) of our health care facilities. Adjusted EBITDA is utilized by management and investors to compare our current operating results with the corresponding periods during the previous year and to compare our operating results with other companies in the health care industry. It is reasonable to expect that gains on sales of facilities and impairments of long-lived assets will occur in future periods, but the amounts recognized can vary significantly from quarter to quarter, do not directly relate to the ongoing operations of our health care facilities and complicate quarterly comparisons of our results of operations and operations comparisons with other health care companies.
Adjusted EBITDA is not a measure of financial performance under accounting principles generally accepted in the United States, and should not be considered as an alternative to net income as a measure of operating performance or cash flows from operating, investing and financing activities as a measure of liquidity. Because adjusted EBITDA is not a measurement determined in accordance with generally accepted accounting principles and is susceptible to varying calculations, adjusted EBITDA, as presented, may not be comparable to other similarly titled measures presented by other companies. There may also be additional adjustments to adjusted EBITDA under the agreements governing our material debt obligations.
CONTACT: Mark Kimbrough, Investor Contact, +1-615-344-2688, or Jeff Prescott, Media Contact, +1-615-344-5708, both of HCA